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                                  EXHIBIT 4(h)
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                          THIRD SUPPLEMENTAL INDENTURE
                          ----------------------------
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 THIRD SUPPLEMENTAL INDENTURE, dated as of October 13, 1998, among WORTHINGTON
 INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1205 Dearborn Drive,
     Columbus, Ohio 43085 (the "Company"), WORTHINGTON INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Ohio, having its principal office at 1205 Dearborn Drive, Columbus, Ohio 43085 ("Worthington Ohio"), and PNC BANK, NATIONAL ASSOCIATION (formerly known as PNC Bank, Ohio, National Association), a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee").



                                 R E C I T A L S


       WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 15, 1996, a First Supplemental Indenture thereto dated as of February 27, 1997 and a Second Supplemental Indenture thereto dated as of December 12, 1997 (collectively, the "Indenture"), providing for the issuance by the Company of an unlimited amount of its unsecured debentures, notes, bonds or other evidences of indebtedness (the "Debt Securities"); and

       WHEREAS, pursuant to an Agreement of Merger, dated as of August 20, 1998 (the "Merger Agreement"), between the Company and Worthington Ohio, the Company is merging (the "Merger") with and into Worthington Ohio effective October 13, 1998 (the "Effective Date") with Worthington Ohio being the surviving corporation in the Merger; and

       WHEREAS, Section 10.01 of the Indenture provides that, in the event the Company shall consolidate with or merge into any other corporation, the Successor Company shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Debt Securities according to their tenor, and the Indenture; and

       WHEREAS, Section 9.01 of the Indenture provides that the Company, when authorized by a resolution of the Board of Directors, and the Trustee may enter into a supplemental indenture without the consent of any Holders to evidence the succession pursuant to Article X of the Indenture of another corporation to the Company and the assumption by the Successor Company of the covenants, agreements and obligations of the Company in the Indenture and in the Debt Securities; and

       WHEREAS, immediately after giving effect to the Merger, no Default or Event of Default would occur or be continuing; and

       WHEREAS, all things necessary to authorize the assumption by Worthington Ohio of the Company's obligations under the Indenture and to make this Third

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Supplemental Indenture, when executed by the parties hereto, a valid and binding supplement to the Indenture have been done and performed;

       NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

       SECTION 1. Assumption of Obligations. Worthington Ohio hereby expressly assumes, from and after the Effective Date, all the obligations of the Company under the Debt Securities according to their tenor, and the Indenture. The Holder of each Debt Security outstanding as of the date hereof shall have the right hereafter to receive on the Exchange Date for such Debt Security securities of Worthington Ohio of like tenor, series, Stated Maturity and principal amount and with a market value equal to the principal amount of such Debt Security.

       SECTION 2. Succession and Substitution. Worthington Ohio, from and after the Effective Date, by virtue of the aforesaid assumption and the delivery of this Third Supplemental Indenture, shall succeed to and be substituted for and may exercise every right and power of the Company under the Indenture with the same effect as if Worthington Ohio had been named as the Company in the Indenture.

       SECTION 3. Representations and Warranties. Worthington Ohio, as of the date of execution of this Third Supplemental Indenture, represents and warrants that: (i) it is a corporation organized and existing under the laws of the State of Ohio; (ii) it has full corporate power and authority to execute and deliver this Third Supplemental Indenture and to perform its obligations under this Third Supplemental Indenture in accordance with its terms; and (iii) the execution, delivery and performance of this Third Supplemental Indenture will not violate, conflict with or constitute a breach of, or a default under, its Amended Articles of Incorporation or any other material agreement or instrument to which it is a party or which is binding on it or its assets, and will not result in the creation of any Lien on any of its assets.

       SECTION 4. Covenants. All covenants and agreements in this Third Supplemental Indenture by Worthington Ohio shall bind its respective successors and assigns, whether so expressed or not.

       SECTION 5. Required Notices or Demands. Pursuant to Section 12.03 of the Indenture, any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Company shall be addressed to Worthington Ohio at 1205 Dearborn Drive, Columbus, Ohio 43085 or at any other address previously furnished in writing to the Trustee by Worthington Ohio.

       SECTION 6. Severability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and

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enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       SECTION 7. No Third Party Benefits. Nothing in this Third Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Holders of the Debt Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

       SECTION 8. Continuance of Indenture. This Third Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, as supplemented by this Third Supplemental Indenture, shall continue in full force and effect. This Third Supplemental Indenture shall become effective at the Effective Date.

       SECTION 9. The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Third Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company and Worthington Ohio solely.

       SECTION 10. Governing Law. This Third Supplemental Indenture shall be construed in accordance with the laws of the State of New York (without reference to principles of conflicts of law).

       SECTION 11. Defined Terms. All capitalized terms used in this Third Supplemental Indenture which are defined in the Indenture but not otherwise defined herein shall have the same meanings assigned to them in the Indenture.

       SECTION 12. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

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       IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed as of the date first above written.


                                         WORTHINGTON INDUSTRIES, INC.,
                                            a Delaware corporation

                                         By:/s/ John P. McConnell
                                            ----------------------------------
                                             Name: John P. McConnell
                                                   ---------------------------
                                             Title: Chairman and CEO
                                                    --------------------------
Attest:

/s/ Dale T. Brinkman
----------------------------------
Name: Dale T. Brinkman
      ----------------------------
Title: Asst. Secretary
       ---------------------------

                                         WORTHINGTON INDUSTRIES, INC.,
                                            an Ohio corporation

                                         By:/s/ John P. McConnell
                                            ----------------------------------
                                             Name: John P. McConnell
                                                   ---------------------------
                                             Title: Chairman and CEO
                                                    --------------------------
Attest:

/s/ Dale T. Brinkman
----------------------------------
Name: Dale T. Brinkman
      ----------------------------
Title: Asst. Secretary
       ---------------------------

                                         PNC BANK, NATIONAL ASSOCIATION
                                            (formerly known as PNC Bank, Ohio,
                                            National Association),as Trustee

                                         By:/s/ Sheetal Shal
                                            ----------------------------------
                                             Name: Sheetal Shal
                                                   ---------------------------
                                             Title: Bank Officer
                                                    --------------------------

Attest:

/s/ Jack Hannah
----------------------------------
Name: Jack C. Hannah
      ----------------------------
Title: Assistant Vice President Corporate Trust
       ----------------------------------------

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STATE OF OHIO                     )
                                  )  SS:
COUNTY OF FRANKLIN                )

       On the 14th day of October, 1998, before me personally came John P. McConnell, to me known, who, being by me duly sworn, did depose and say that she/he is the Chairman/CEO of WORTHINGTON INDUSTRIES, INC., a Delaware corporation, one of the corporations described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by authority of the Board of Directors of said corporation.


                                         /s/ Barbara J. Watson
                                         ---------------------------------------
                                         Notary Public
                                             BARBARA J. WATSON
SEAL                                         NOTARY PUBLIC, STATE OF OHIO
                                             MY COMMISSION EXPIRES OCT. 6, 2002


STATE OF OHIO                     )
                                  )  SS:
COUNTY OF FRANKLIN                )

       On the 14th day of October, 1998, before me personally came John P. McConnell, to me known, who, being by me duly sworn, did depose and say that she/he is the Chairman/CEO of WORTHINGTON INDUSTRIES, INC., an Ohio corporation, one of the corporations described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by authority of the Board of Directors of said corporation.


                                         /s/ Barbara J. Watson
                                         ---------------------------------------
                                         Notary Public
                                             BARBARA J. WATSON
SEAL                                         NOTARY PUBLIC, STATE OF OHIO
                                             MY COMMISSION EXPIRES OCT. 6, 2002

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STATE OF OHIO                     )
                                  )  SS:
COUNTY OF HAMILTON                )

       On the ___ day of October, 1998, before me personally came Sheetal Shah _________________, to me known, who, being by me duly sworn, did depose and say that she/he is the ___________ of PNC BANK, NATIONAL ASSOCIATION (formerly known as PNC Bank, Ohio, National Association), a national banking association, one of the entities described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by authority of the Board of Directors of said national banking association.


                                         /s/ Cheryl N. Wilson
                                         ---------------------------------------
                                         Notary Public
                                             CHERYL N. WILSON
SEAL                                         Notary Public, State of Ohio
                                             My Commission Expires Oct. 17, 1999

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